Exhibit 10.1

LEASE AGREEMENT

BETWEEN

MAGIC RESEARCH LLC

AND

NANO MAGIC LLC

SUMMARY OF LEASE

Lessor:	Magic Research LLC, a Michigan limited liability Company

Tenant:	Nano Magic LLC, an Ohio limited liability company

Premises:	An approximate 29,220 usable square foot free-standing one story building (“Building”), as shown on Exhibit A, with related amenities including parking, all situated on an approximate 2.23+/- acre parcel of land commonly known as 31601 Research Park Drive, Madison Heights, Michigan 48071 Section 1.01

Term:	Seven (7) years, commencing on the Rent Commencement Date; extendable for one (1) additional three (3) year period and one (1) additional five (5) year period. Sections 2.02 and 2.03

First Right of Refusal and Purchase Option:	TENANT shall have a 3-year Option to Purchase 49% of the Premises Section 2.05

Base Rent:	$6.50 /SF/Year with annual $.25 increases Section 3.01

Operating Expenses/Taxes:	TENANT responsible for all Operating Expenses and Taxes. Sections 3.03 and 3.02

Security Deposit:	Not applicable

Effective Date:	The date this Lease is executed by LESSOR and TENANT. Section 2.02

Lease Commencement Date:	October 1, 2020. Section 2.03

Improvements:	Exhibit C Section 4.01

Maintenance:	TENANT to be primarily responsible for all operating and maintenance expenses for the Premises for the Term. Section 7.01 and Section 7.02

Insurance:	Commercial General Liability: $1,000,000.00 Each Occurrence; $2,000,000.00 General Aggregate. Section 8.01 Fire and Extended Coverage. Section 8.02

Utilities:	TENANT responsible. Section 9.01.

Party Address Lessor:	Magic Research LLC
Atten: Managers – Miles Gatland, Tom Berman and Ronald Berman
750 Denison Court
Bloomfield Hills, Michigan 48302
tjb@bermanlawpllc.com with a required copy to mgatland@aol.com

Party Address Tenant:	Nano Magic LLC
Atten: Tom Berman, President and CEO
31601 Research Park Drive
Madison Heights, Michigan 48071
tom@nanomagic.com with a required copy to j.rickert@nanomagic.com

Use:	Office, light manufacturing, warehousing and distribution with related uses. Section 2.01

LEASE AGREEMENT

THIS AGREEMENT of Lease (“Lease” or “Agreement”) is made as of the 31st day of May, 2020 (“Effective Date”), by and between Magic Research LLC, a Michigan limited liability company (hereinafter referred to as the “LESSOR”) and Nano Magic LLC, an Ohio limited liability company (hereafter referred to as the “TENANT”).

W I T N E S E T H:

In consideration of the mutual covenants and agreements hereinafter set forth, LESSOR and TENANT agree as follows:

ARTICLE I

DEMISE OF PREMISES; DEFINITIONS; QUIET ENJOYMENT

SECTION 1.01. DEMISE OF PREMISES.

Subject to the terms, conditions, covenants, and undertakings hereinafter set forth, LESSOR does hereby lease to TENANT and TENANT does hereby lease from LESSOR those certain premises described as follows:

A free standing one story building, consisting of approximately 29,220 usable sq. ft. (“Building”) as shown on Exhibit A, with related amenities, including parking, all situated on an approximate 2.33+/- acre parcel of land commonly known as 31601 Research Park Drive, Madison Heights, Michigan 48071 (Parcel ID: 25-01-327-017) (the Building and amenities on the Land, collectively, the “Premises”). A legal description of the Land is attached hereto, made a part hereof and marked Exhibit B.

SECTION 1.02. DEFINITIONS AND USE OF TERMS.

“Business Day(s)” mean the days of the week between and including Monday through Friday and do not include State and National public holidays.

“Land” means the parcel of land upon which the Building is situated as more particularly described on Exhibit B attached hereto and incorporated herein.

“Operating Expense(s)” mean and include all actual costs and expenses incurred in the operation and maintenance of the Premises and Building including but not limited to: (i) keeping the same in a safe, neat and clean condition, free of snow and ice; (ii) landscaping, lawn, tree/shrub trimming and sprinkling system (if any) in good condition and repair including the winterizing of the sprinkling system and the turning on of the sprinkling system in the spring, de-weeding Premises including but not limited to parking lot, building/fence perimeters; (iii) of sweeping, patching, seal coating, striping and sealing all sidewalks, parking areas, entranceways and driveways; (iv) maintaining, repairing and replacing pavement signs; (v) repairing, maintaining, and replacing all freestanding signs located on the Premises; (vi) the cost of caring for and maintaining all landscaped and planted areas; (vii) maintaining the Premises and Building (including caulking, weather stripping and painting) and every part and component thereof including but not limited to the doors (including every part and component), windows, glass, fixtures, the any dumpster enclosure, truck railing, signage (including parking and exit signage), gutters, downspouts, overhead doors (including every part and component), docks, dock levelers (including every part and component), dock shelters (including every part and component), plumbing (including sanitary and storm sewer lines, backflow preventer, toilets, water lines and connections, and water meters electric (interior and exterior including light bulbs, security/emergency/exit lights, ballasts and lighting fixtures) and other utility systems and all other appliances, appurtenances and equipment belonging or used in connection therewith; and (viii) all insurance costs resulting from the requirements of Article XVIII.

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The following are excluded from Operating Expenses (the “Exclusions”) (1) tax or accounting depreciation and amortization, including but not limited to depreciation of structures located on the Land (including the Building); (2) legal fees incurred in connection with the development, marketing, advertising, or leasing of the Premises ; (3) leasing commissions, costs of art and sculptures, advertising, and marketing expenses incurred in connection with the development, marketing, advertising, or leasing of the Premises(4) costs or expenses for correcting defects in the design or construction of the Premises or Building; (5) costs or expenses incurred that are reimbursed by TENANT, or third parties (including, without limitation, insurers), water sub-metered and separately billed; (6) costs or expenses incurred as a result of disputes or negotiations regarding the Premises not involving TENANT, including but not limited to attorneys’ fees, any costs or expenses incurred in negotiating, amending, administering or terminating leases, or any brokerage commissions; (7) fines or penalty assessments incurred due to violations by LESSOR of any laws, rules, regulations, or ordinances applicable to the Premises or Building which do not involve TENANT or any changes made to the Premises or Building by TENANT; (8) overhead and profit paid to subsidiaries or affiliates of LESSOR for services on or to the Building and/or Premises, to the extent only that the costs of such services exceed competitive costs for such services were they not so rendered by a subsidiary or affiliate; (9) any compensation paid to clerks, attendants, or other persons engaged in commercial concession operated by LESSOR; (10) costs or expenses associated with the operation of the business of the entity which constitutes LESSOR, such as the formation of the entity, internal accounting and legal matters; (11) costs or expenses representing an amount paid to an entity related to LESSOR which is in excess of the amount which would have been paid in the absence of such relationship in the competitive marketplace; (12) cost of repairs or other work occasioned by the exercise of a right of eminent domain; (13) any interest or payments on any mortgages or deeds of trust or rental on any ground or underlying lease, and penalties and charges incurred as a result of LESSOR’s late payment under such mortgages, deeds of trust or ground leases (unless due to a late payment by TENANT hereunder); (14) costs or expenses of repairing or restoring any portion of the Building or Premises damaged or destroyed by fire or other casualty, unless such fire or other casualty was in any way related to or caused by TENANT’s actions or inaction.; (15) any taxes, assessments, charges or impositions (including but not limited to any inheritance, estate, succession, transfer, gift tax, capital levy, margin, revenue, excise, corporation or net profit tax) calculated upon LESSOR’s net income; (16) merchants association or like charges; (17) Real Estate Taxes as herein defined (and which are payable by TENANT in accordance with the terms of Section 3.02), and (18) any costs expressly excluded from Operating Expenses elsewhere in this Lease.

“Usable Square Feet” means approximately 29,220 square feet of enclosed floor area as depicted on Exhibit A-2, which square feet within the Building is intended for the exclusive use of the TENANT and its invitees measured from the interior of the outside walls.

SECTION 1.03. QUIET ENJOYMENT.

LESSOR covenants and agrees that, upon TENANT’s paying Rent as herein defined and performing all of the covenants and conditions set forth in the Lease, TENANT’s quiet and peaceable enjoyment of the Premises shall not be disturbed by LESSOR or any person claiming by, through or under LESSOR.

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ARTICLE II

USE; EFFECTIVE DATE; RENT COMMENCMENT DATE/TERM; RENEWAL OPTION; POSSESSION; CONDITION OF PREMISES;

COVENANTS WITH RESPECT TO OCCUPANCY

SECTION 2.01. USE.

TENANT’S use of the Premises shall be limited to general office use, light industrial manufacturing, warehousing and distribution (“Permitted Use”), and for no other use without the prior written consent of LESSOR, which consent shall not be unreasonably withheld, conditioned or delayed.

During the Term of this Lease, LESSOR shall not create or be a party to the creation of any use restrictions, covenants, agreements or conditions which prohibit TENANT’S use of the Premises for its Permitted Use.

LESSOR without TENANT’s approval, shall not during the Term change or modify the Building or Premises in any way which would materially interfere with TENANT’s use or occupancy of the Premises including, without limitation, the access points, visibility, parking and signage. LESSOR shall use its best efforts to prevent others from doing the same.

LESSOR hereby represents and warrants to TENANT that: (i) LESSOR has full right and authority to enter into this Lease and no other consents or approvals are required from any other party for LESSOR to enter into this Lease, including, without limitation, any lender of LESSOR; (ii) LESSOR is not a party to (nor has created or consented to during any period of LESSOR’s ownership of the Premises), and there are no, non-governmental restrictions, covenants, agreements or conditions, including but not limited to environmental contamination, litigation, restrictions on utilities, private use restrictions or any other legal restrictions which would prevent TENANT from using the Premises for the Permitted Use or TENANT’s Exclusive Uses, or interfere with TENANT’s design, permitting, construction, or signage; LESSOR shall not create, and shall use its best efforts to prevent from being created, any such restrictions, covenants, agreements or conditions during the Term.

TENANT hereby accepts from LESSOR possession of the Premises and Building in its present “AS IS” condition subject to Exhibit C-2, and TENANT acknowledges inspecting the Premises and Building or having had the opportunity to inspect the Premises and Building, and that TENANT is satisfied with the condition thereof and that no representations as to the condition or state of repairs thereof have been made by LESSOR or its agents.

Not later than the Rent Commencement Date, TENANT shall (i) complete TENANT’s Work (as defined below).

Notwithstanding anything set forth herein to the contrary, TENANT, at no cost or expense to LESSOR, shall be solely responsible for any and all zoning, land use or administrative, governmental or other approvals, consents, permits or licenses necessary for the occupancy and use of the Premises for the Permitted Use. LESSOR, however, shall cooperate with TENANT to obtain such zoning, land use, or administrative, governmental or other approvals, consents, permits or licenses, at no cost to LESSOR.

SECTION 2.02. EFFECTIVE DATE/TERM.

The “Effective Date” shall be the date stated at the beginning of this Lease. The initial term of this Lease shall be eighty-four (84) months, commencing on October 1, 2020 (“Term”). The date on which the Term shall commence shall be designated as the “Lease Commencement Date”.

SECTION 2.03. RENT COMMENCEMENT DATE

The “Rent Commencement Date” shall be the Lease Commencement Date. From the Rent Commencement Date set forth in this Lease through the end of the Term as provided herein, TENANT shall be responsible for all Rent as defined herein owed to LESSOR as stated in Section 3.01.

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SECTION 2.04. RENEWAL OPTIONS.

Provided that TENANT is not in default with respect to any provision of this Lease at the time TENANT exercises its rights provided in this Section 2.04, TENANT shall have the right to extend the Term for two (2) additional consecutive periods – one additional three (3) year term and one additional five (5) year term, the first after the expiration of the original Lease Term (seven (7) years after the Rent Commencement Date), the second after the expiration of the first extension, both after giving written notice to LESSOR of such intention to extend the Term at least six (6) months prior to the applicable expiration date. Such extension term shall be upon the same terms and conditions as initially provided herein (including, for the avoidance of doubt, a Base Rent increase at the end of each 12-month period) except that TENANT shall have no further rights of renewal after the second extension. Unless otherwise provided herein, the word “Term” shall include any extension period thereof.

SECTION 2.05. FRIST RIGHT OF REFUSAL AND PURCHASE OPTION.

If LESSOR receives an offer to purchase the Premises during the Term from a person unaffiliated with LESSOR and its members, and LESSOR considers the offer an acceptable bona fide offer, LESSOR shall notify TENANT in writing together with the offer and any correspondence related thereto and any information available to LESSOR about the owners and management of the offeror. TENANT shall have the right of first refusal to purchase the Premises upon the same terms and conditions of said acceptable bona fide offer.

TENANT shall have ten (10) days from the date of receipt of LESSOR’s notice to advise LESSOR in writing that the TENANT wishes to exercise its right to purchase the Premises upon the same exact terms and conditions of the bona fide offer. Failure by TENANT to notify LESSOR within the time specified shall constitute TENANT’s waiver of its right to purchase.

TENANT is hereby granted a Purchase Option to purchase up to forty-nine (49%) percent of the Premises (“Purchase Option”). The Purchase Option shall expire thirty-six (36) months from the Rent Commencement. The Purchase Option shall permit TENANT to purchase up to a forty-nine (49%) percent Membership Interest in LESSOR. TENANT shall provide written notice to LESSOR of its intention to exercise said Purchase Option. Terms of closing shall be reasonably agreed upon at the time of exercise. Further, the Purchase Price shall be determined at the time of the exercise and shall be calculated as follows: (1) the percentage (not to exceed forty-nine (49) percent that TENANT elects to purchase, multiplied by (2) the sum of a) the total cumulative amount of the initial capital contributions of all members of the LLC, plus b) all, if any, additional capital contributions paid up and until the closing date pursuant to the exercise of the Purchase Option. For illustrative purposes, the sum of a + b + c shall then be multiplied by forty-nine (49%) percent, which shall equal the Option Purchase Price.

SECTION 2.06. INTENTIONALLY OMITTED.

SECTION 2.07. POSSESSION.

Possession of the Premises shall be given to TENANT on or before June 15, 2020 to enable TENANT to complete its planning and approved construction.

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ARTICLE III

RENT; TAXES; TRIPLE NET LEASE

SECTION 3.01. BASE RENT.

TENANT, in consideration of the leasing of the Premises and the covenants and conditions herein contained, hereby covenants and agrees to pay to LESSOR, commencing on the Rent Commencement Date, without demand, offset or deduction whatsoever, except as provided herein, at its offices or such other place as LESSOR may from time to time designate, as the base rental for the Premises (“Base Rent”), during the continuance of this Lease, the following amounts:

Months	Base Rent	Annually*	Monthly*

1 – 12	$6.50	$189,930.00	$15,827.50
12 – 24	$6.75	$197,235.00	$16,436.25
24 – 36	$7.00	$204,540.00	$17,045.00
36 – 48	$7.25	$211,845.00	$17,653.75
48 – 60	$7.50	$219,150.00	$18,262.50
60 – 72	$7.75	$226,455.00	$18,871.25
72 – 84	$8.00	$233,760.00	$19,480.00

Base Rent shall increase by twenty-five ($.25) cents per year during the Term.

If LESSOR does not receive any payment of Base Rent or other charges or amounts due under this Lease within five (5) Business Days after the date first due, then TENANT will pay (i) a late fee equal to $250 and (ii) interest shall accrue on any unpaid amounts at a rate of ten 10% per year or the maximum interest rate allowed by law, whichever is lower. Notwithstanding anything contained herein to the contrary, TENANT shall not be responsible for the payment of Base Rent prior to the Rent Commencement Date, even if TENANT is occupying the Premises.

Beginning on the Rent Commencement Date and continuing during the remainder of the Term, TENANT shall pay annual Base Rent in advance, in United States currency, in twelve (12) equal monthly installments, not later than the first (1st) day of each calendar month. Base Rent for any partial month shall be paid in advance and prorated based on the number of days in such partial calendar month. Base Rent and all other sums of money due from TENANT to LESSOR hereunder (“Additional Rent”) shall be collectively referred to herein as “Rent”. All Rent payments shall be mailed or delivered to LESSOR’s office at the address set forth at the head of this Agreement (or to such other address that LESSOR may give upon thirty (30) days’ prior written notice thereof to TENANT, together with a completed Substitute W-9 form if current information is different from the W-9 form originally submitted by LESSOR to TENANT). LESSOR acknowledges that TENANT must receive a current and completed Substitute W-9 form from LESSOR to process the payment of Base Rent. TENANT shall not be subject to late charges or in default for non-payment of Base Rent prior to receipt of an accurate and complete Substitute W-9 form from LESSOR. Acceptance of a payment which is less than the amount then due shall not be a waiver of LESSOR’s rights to the balance of Rent, regardless of LESSOR’s endorsement of any check so stating.

SECTION 3.02. TAXES.

Beginning on the Effective Date and continuing during the remainder of the Term, TENANT agrees to pay, without notice, demand, abatement, deduction or offset, all real estate and ad valorem taxes, general and special assessments, and all other taxes, impositions and assessments of every kind and description, assessed or imposed upon the Premises or improvements located thereon, or on the leasehold estate, including without limitation any assessment payable in connection with any assessment district, which may be levied or assessed by any lawful authority against the Premises (“Real Estate Taxes”), to the full extent of installments becoming due during the Term (regardless of whether such Real Estate Taxes were assessed or became a lien during, prior or subsequent to the calendar year of payment). LESSOR hereby represents that all Real Estate Taxes have been paid in full to the Lease Commencement Date. Any Real Estate Taxes relating to a tax period a part of which is not included within the Term shall be prorated so that TENANT shall only pay that portion thereof which relates to the tax period falling within the Term. Any Real Estate Taxes paid by LESSOR relating to a tax period a part of which applies to the period after the Effective Date shall be prorated so that TENANT shall reimburse LESSOR for that portion thereof which relates to the tax period after the Effective Date.

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Any communications or bills received by LESSOR regarding taxes which are applicable to the Premises shall be promptly furnished to TENANT for review, and LESSOR shall cooperate in any attempts by TENANT to have such communications or bills issued directly to TENANT. Prior to the date on which the Real Estate Taxes are due and payable to the taxing authorities, TENANT shall furnish LESSOR with reasonable evidence of TENANT’s timely payment of any Real Estate Taxes.

Provided TENANT has timely paid all assessments of Real Estate Taxes when due, TENANT, acting in a commercially reasonable manner and with LESSOR’S approval which will not be unreasonably withheld, shall have the right to timely challenge any basis for the calculation of the Real Estate Taxes or any portion thereof. TENANT agrees to indemnify and hold LESSOR free and harmless from and against any and all damages, losses, claims or liabilities which LESSOR may suffer, as a result of any tax challenge by TENANT including, but not limited to, any interest or penalties which may be assessed by any real estate taxing authority. LESSOR agrees to cooperate with TENANT in any such challenge. In the event that LESSOR shall contest the Real Estate Taxes or any portion thereof without the consent of TENANT, TENANT shall not be responsible for any of LESSOR’s costs or attorney fees incurred by reason thereof.

TENANT shall be obligated to timely pay all Real Estate Taxes throughout the Term. If TENANT fails to pay the Real Estate Taxes or any part thereof, LESSOR shall have the right but not the obligation to pay the same and charge TENANT for such payment, as well as an administrative fee of $250 as part of the next installment of Base Rent due.

LESSOR shall be responsible for the payment of any transaction, privilege, rental or similar tax thereon unless such tax is related to TENANT or TENANT’S use of the Premises.

TENANT shall pay, prior to delinquency, all taxes, assessments, charges and impositions assessed against, or related to, all personal property, equipment, inventory and trade fixtures assessed to TENANT and/or the Premises.

SECTION 3.03. OPERATING EXPENSES.

Beginning on the Effective Date and continuing during the remainder of the Term, TENANT shall pay all Operating Expenses directly to the vendors and other providers thereof.

SECTION 3.04. TRIPLE NET LEASE.

Except for the Exclusions and as may otherwise be expressly provided in this Lease, all Base Rent shall be absolutely net to LESSOR so that this Lease shall yield net to LESSOR the Base Rent to be paid each month during the Term of this Lease. Accordingly, and except as may otherwise be provided herein or expressly excluded from being an Operating Expense, all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises that may arise or become due during the Term (the Operating Expenses, costs of repairs and necessary replacements, insurance costs and Real Estate Taxes, etc., except as may otherwise be expressly provided in this Lease) shall be paid by TENANT. In the event TENANT fails to pay, perform or discharge any imposition, insurance premium, utility charge, maintenance, repair or replacement expense which it is obligated to pay or discharge, LESSOR may, but shall not be obligated to, pay, perform and/or discharge the same, and in that event TENANT shall reimburse LESSOR for such amount, plus an administrative charge of $250, as Additional Rent, within thirty (30) days after invoice, and TENANT hereby agrees to indemnify, defend and hold LESSOR harmless for, from and against such costs, fees, charges, expenses, reimbursements and obligations referred to above. Nothing herein contained, however, shall be deemed to require TENANT to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Premises by an affirmative act or omission of LESSOR.

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SECTION 3.05. SECURITY DEPOSIT.

No security deposit is required under the terms of this Lease.

ARTICLE IV

LESSOR IMPROVEMENT WORK; REMODELING;

TELECOMMUNICATIONS.

SECTION 4.01. IMPROVEMENT WORK; REMODELING

LESSOR hereby agrees to provide TENANT with an improvement allowance of up to four hundred thousand and 00/100 ($400,000.00) dollars (“Improvement Allowance”) to improve the exterior and interior of the Leased Premises, including the painting of the exterior of the building and necessary parking lot repairs. TENANT shall pay all costs incurred in excess of the Improvement Allowance (“Excess Costs”).

LESSOR and TENANT shall jointly be responsible for the improvement of the Leased Premises and LESSOR shall be entitled to approve the space design and construction plan for all improvements made (“Improvement Plans”). If LESSOR fails to approve or deny the Improvement Plans or any variation thereof, within five (5) business days from receipt thereof, the Improvement Plans shall be deemed accepted, and approved by LESSOR. Upon approval of the Improvement Plans, LESSOR and TENANT shall jointly commence the improvement of the Leased Premises. Upon presentation of invoices in furtherance of the Improvement Plans, LESSOR shall be obligated to promptly pay such invoices. Said Plans shall be attached as Exhibit C.

SECTION 4.02. TELECOMMUNICATION EQUIPMENT.

Notwithstanding anything contained herein to the contrary, TENANT shall have the right to install on the Building, a satellite or other communication or telecommunication dish and related equipment (collectively, “Equipment”) at TENANT’s sole cost and expense. The location, appearance and installation of the Equipment and contract between TENANT and its telecommunication provider shall be subject to LESSOR’S prior written approval, such approval not be unreasonably withheld, delayed or conditioned. All work required on the roof of the Building shall be performed, at TENANT’S sole cost and risk, in a manner which will not damage the roof or void or adversely affect any roof warranties or guaranties. If required by LESSOR, TENANT, at its sole cost and expense, shall retain any roofing contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), provided that the cost of the same is comparable to similar bids received by TENANT for such work. TENANT shall keep the roof of the Building free of all trash and waste materials produced by TENANT or its agents or contractors. TENANT shall not lease the telecommunication equipment. TENANT shall be responsible for the costs of purchase, maintenance and repair of the Equipment, and any and all damage and repairs to the roof directly resulting from the installation, removal, operation and/or maintenance of the Equipment. During the Term the Equipment shall remain the property of TENANT. LESSOR may have its representative present at the installation, removal or any reinstallation of the Equipment.

ARTICLE V

JANITORIAL SERVICES

SECTION 5.01. JANITORIAL SERVICES.

LESSOR shall not furnish any janitorial or cleaning services to the Premises. TENANT shall at TENANT’s sole cost and expense be responsible for any such janitorial and cleaning services.

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ARTICLE VI

SIGNS

SECTION 6.01. SIGNS, AWNINGS AND CANOPIES BY TENANT; PARKING

TENANT shall not erect or install any signs, lettering or placards in or around the Premises without the written consent of LESSOR, which consent shall not be unreasonably withheld, delayed or conditioned. LESSOR agrees that TENANT may erect the maximum amount of signage allowable by local code and any other laws, sign ordinances or private restrictions which govern the Premises, subject to LESSOR’s consent which shall not be unreasonably withheld. TENANT shall at its own risk and expense, (i) erect all its approved signage, (ii) observe all applicable federal, state, county, or city ordinances, laws or regulations or any applicable private restrictions, (iii) agree to maintain and repair all exterior, pylon and interior window signage, including but not limited to mechanical and electrical parts, in a good state of repair and (iv) save LESSOR harmless from any cost, loss or damage as a result of the erection, maintenance, existence or removal of its signage by TENANT.

TENANT will remove all signage at the expiration or termination of this Lease including but not limited to its store sign, name, trademark, and insignia from any exterior signage referenced above but not the supporting sign structures upon vacating the Premises and will repair any damage to the Premises caused by the installation, erection, maintenance, or removal of such signage. TENANT shall be entitled to the exclusive use of the monument sign presently on the Premises, provided, however, TENANT, at no cost to LESSOR, shall be solely responsible for its installation on the monument sign in accordance with plans and specifications approved or to be approved in advance by LESSOR (and if to be approved, notwithstanding anything contained herein to the contrary, such approval shall not be unreasonably withheld, delayed or conditioned) and in compliance with all applicable federal, state and local sign codes, ordinances, rules and regulations.

With regard to any exterior signage, and if TENANT places any exterior awnings, canopies or display modules on the Premises, TENANT is responsible for obtaining LESSOR’S approval which shall not be unreasonably withheld, delayed or conditioned and, if required, any municipal or state approval or private approvals. LESSOR shall cooperate, at no cost to LESSOR with TENANT using commercially reasonable efforts to obtain any necessary approvals or permits for any signage or for the above referenced structures which may be proposed by TENANT.

TENANT shall have the exclusive use of all the parking areas serving the Building and located on the Premises. TENANT, working with LESSOR and the appropriate authorities, shall be solely responsible for assuring that the available parking is adequate for TENANT’s use. All existing parking spaces located on the Premises are for the exclusive use of TENANT.

ARTICLE VII. MAINTENANCE OF PREMISES

SECTION 7.01. MAINTENANCE.

LESSOR shall maintain in good condition and repair the foundation, structural walls, roof of the Building, and water and sewer lines from the meter to the street, provided, however, that LESSOR shall not be responsible to maintain, repair or replace any portion of the foundation, structural walls or roof that is damaged by TENANT, its agents, employees, contractors, subcontractors or invitees, notwithstanding LESSOR’S consent to any improvements which may result in such damage. Any such damage occasioned through the act or omission of LESSOR or its agents, employees, contractors, subcontractors or invitees shall be promptly repaired by LESSOR at LESSOR’S sole cost and expense.

LESSOR shall be responsible for performance of the HVAC system serving the Premises for a period of one (1) year from the Rent Commencement Date, which includes any repairs and/or replacement of the HVAC system. Then, TENANT shall be responsible for any repairs and/or replacement of the HVAC system, including, providing regular servicing of the HVAC system at least one time per year by a licensed HVAC inspector/contractor. Should the TENANT be required to replace any unit of the HVAC system, TENANT shall have the option to either pay for any replacement on its own, or, the LESEE shall provide notice to the LESSOR that TENANT wishes for LESSOR to pay for said replacement. Should LESSOR pay for said replacement, TENANT shall be required to reimburse the LESSOR for the total cost of said replacement in equal monthly installments for the remainder of the then current Term of the Lease.

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If LESSOR does not commence any required repair within fifteen (15) Business Days after receipt of written notice of the need for the same from TENANT, TENANT may, but shall not be obligated to, make such reasonable repairs and, notwithstanding anything set forth herein to the contrary, charge LESSOR for all costs and expenses actually incurred by TENANT in completing such repairs by taking a credit against future payments of Rent.

Except as otherwise provided herein or for damage caused by the intentional act or omission or gross negligence of LESSOR, and its agents, TENANT shall perform all other maintenance and repairs needed to keep the Building and Premises in good order, condition and repair, and shall at all times operate, maintain, repair, and keep the Premises and the Building, including, but not limited to, the exterior of the Building, the parking lot, the sidewalks, the drive aisles, lawns and landscaping, signage, and all mechanical systems, electrical systems, plumbing systems, windows, window frames and moldings, glass, doors, door openers, fixtures, floor covering, equipment and appurtenances thereto and all parts of the Premises and Building in good order, condition and repair, and clean, orderly, sanitary and safe. TENANT shall commence required repairs as soon as reasonably practicable. If TENANT does not commence any required repair within seven (7) Business Days after receipt of written notice of the same from LESSOR, LESSOR may, but shall not be obligated to, make such reasonable repairs and, notwithstanding anything set forth herein to the contrary, charge TENANT for all reasonable costs and expenses actually incurred by LESSOR in completing such repairs, plus an administrative charge of $250.

Where replacement of mechanical systems, equipment, fixtures and appurtenances thereto are required hereunder, the same shall be replaced with mechanical systems, equipment, fixtures, and appurtenances of the same quality, and all damage done in or by such replacement shall be repaired.

TENANT shall give prompt, written notice of any accident, casualty, damage or other similar occurrence in or to the Premises or the Building of which TENANT has knowledge.

TENANT shall be responsible for all repairs or replacements to the Premises and Building occasioned by the negligence or willful act of TENANT, its agents, employees, invitees, or licensees.

TENANT shall not to make any punctures or holes in the roof without prior written approval from LESSOR. TENANT shall not erect any structures for storage or any aerial or use the roof for any purpose without the written consent of LESSOR. TENANT agrees that no equipment, cranes, piping or any other item is permitted to be hanging from or be attached to any steel joists or metal deck, supported on steel beams or masonry bearing walls without prior written approval from LESSOR and LESSOR’s designated structural engineer.

SECTION 7.02. SURRENDER OF PREMISES.

At the expiration of this Lease including any extension thereto, TENANT shall surrender the Premises in good condition, reasonable wear and tear and damage by casualty excepted and deliver all keys for any combination locks, safes and vaults if any, in the Premises, to LESSOR at LESSOR’S address. “Reasonable wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice on the part of TENANT as may be required herein. TENANT shall repair any damage occasioned by the installation, maintenance or removal of trade fixtures, TENANT-owned alterations and/or utility installations, furnishings, and equipment.

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All costs and expenses incurred by LESSOR in connection with repairing or restoring the Premises and Building to the condition called for herein together with the costs, if any, of removing from the Premises or Building any property of TENANT left therein, together with liquidated damages in an amount equal to the amount of the Base Rent plus all other charges which would have been payable by TENANT under this Lease if the Term had been extended for the period of time reasonably required for LESSOR to repair or restore the Premises and Building to the condition called for herein, shall be invoiced to TENANT and shall be payable by TENANT as additional rent within thirty (30) days after delivery of an invoice for same.

ARTICLE VIII INSURANCE AND INDEMNITY

SECTION 8.01. LIABILITY INSURANCE.

TENANT agrees to carry at its own expense, throughout the Term of this Lease, public liability insurance covering the Premises from companies and in a form or forms reasonably satisfactory to LESSOR with a Minimum Commercial General Liability Limits of $1,000,000 Each Occurrence, $2,000,000 General Aggregate, $2,000,000 Products/Completed Operations and $500,000 for property damage as a result of each occurrence and to deposit said policies or certificates thereof with LESSOR prior to the date of possession by TENANT..

All policies of insurance required to be maintained by TENANT under this Article shall name LESSOR and any other parties in interest designated by LESSOR and LESSORS’s mortgagee as additional insured as their respective interests may appear, and shall contain a provision that the insurer will not cancel, change or fail to renew the insurance without giving LESSOR at least thirty (30) days prior written notice. All such policies of insurance shall be issued by companies licensed in the State of Michigan and rated by Best’s Insurance Reports, or any successor publication of comparable standing, and carrying a rating of at least “A” or the then equivalent rating. TENANT shall furnish to LESSOR such evidence as TENANT may require that the insurance referred to in this section is in full force and effect and that the premiums therefore have been paid.

In the event that LESSOR learns that TENANT has failed to acquire such insurance as mandated by this Lease or that such insurance has lapsed, LESSOR may at its own discretion acquire and purchase the necessary insurance and charge TENANT therefore, as well as an administrative fee of $250 and any such charge shall be additional rent. Such action by LESSOR would not in any way constitute a waiver of any rights granted herein as LESSOR would expressly retain and reserve any and all rights pursuant to this Lease.

SECTION 8.02. FIRE, LIABILITY & EXTENDED COVERAGE INSURANCE.

LESSOR shall maintain fire, liability and extended coverage including but not limited to building ordinance coverage or any other insurance coverage deemed necessary by LESSOR or LESSOR’s lender throughout the Term of this Lease in an amount equal to at least full replacement value (exclusive of foundation and excavation costs) of the Premises and/or Building , LESSOR may adjust \the full replacement value of the Building and other improvements as LESSOR deems necessary and make changes in coverage accordingly. All policies of insurance required to be maintained by LESSOR under this Article shall name TENANT as an additional insured, and shall contain a provision that the insurer will not cancel, change or fail to renew the insurance without giving TENANT at least thirty (30) days prior written notice. TENANT shall furnish to LESSOR such evidence as TENANT may require that the insurance referred to in this section is in full force and effect and that the premiums therefore have been paid. TENANT shall pay the cost of all insurance coverage paid by LESSOR as an Operating Expense. TENANT shall, at its own expense, comply with all the requirements including the installation of fire extinguishers or automatic dry chemical extinguishing system, of the insurance underwriters and any governmental authority having jurisdiction there over, necessary for the maintenance of reasonable fire and extended coverage insurance for the Premises.

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TENANT shall, during the Term hereof, keep in full force and effect, at its sole cost and expense, twelve-month business interruption insurance and all risk property insurance, insuring against fire and extended coverage insurance covering the full replacement value of TENANT’S personal property (and the property of its customers, if applicable), fixtures, equipment, improvements and alterations located on the Premises. The proceeds from any such policy shall be used by TENANT solely for the replacement of personal property or fixtures or the restoration of TENANT’S improvements or alterations. All personal property of any kind, nature or description whatsoever, kept, stored or maintained upon or in the Premises shall be kept, stored or maintained at the sole risk and responsibility of TENANT exclusively, and TENANT further acknowledges and agrees that LESSOR shall not be responsible or liable to TENANT for any loss or damage resulting to TENANT or its property from burst, stopped or leaking water, gas or sewer pipes, or for any damage or loss of property within the Premises. TENANT hereby releases and discharges LESSOR and its members, officers, shareholders, partners, agents, employees, and representatives from any liability whatsoever arising from the loss, damage, or injury to TENANT’s property or to the property of others in or on or about the Premises from any cause whatsoever, including fire or other casualty.

SECTION 8.03. SUBROGATION.

LESSOR and TENANT and all parties claiming under them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Premises or in connection with the Building of which the Premises is a part or activities conducted on the Premises, to the extent permitted by Michigan law.

SECTION 8.04. INDEMNIFICATION OF LESSOR.

TENANT will indemnify LESSOR and save LESSOR harmless from and against any and all claims, demands, actions, damages, liability and expense (including reasonable attorney’s fees and costs of investigation with respect to any claim, demand or action) in connection with loss of life, personal injury and/or damage to property arising from the act(s) or omission(s) of TENANT, its agents, customers, invitees, contractors, employees, servants, TENANTs or concessionaires. This indemnification shall not apply to damages resulting solely from the gross negligence of LESSOR, unless covered by insurance required to be carried by TENANT. In case LESSOR shall, without fault on its part, be made a party to any litigation commenced by or against TENANT, then TENANT shall protect and hold LESSOR harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by LESSOR in connection with such litigation.

All property of TENANT kept in the Premises shall be so kept at TENANT’s risk only and TENANT shall save LESSOR harmless from claims arising out of damage to same except where caused by the LESSOR’s negligence or willful misconduct. TENANT shall also maintain Workers’ Compensation insurance in accordance with the laws of the State of Michigan.

SECTION 8.05. INDEMNIFICATION OF TENANT.

LESSOR will indemnify TENANT and save TENANT harmless from and against any and all claims, demands, actions, damages, liability and expense (including reasonable attorney’s fees and costs of investigation with respect to any claim, demand or action) in connection with loss of life, personal injury and/or damage to property arising from the act(s) or omission(s) of LESSOR, its agents, contractors, employees, servants, TENANTs or concessionaires. This indemnification shall not apply to damages resulting solely from the gross negligence of TENANT, unless covered by insurance required to be carried by LESSOR. In case TENANT shall, without fault on its part, be made a party to any litigation commenced by or against LESSOR, then LESSOR shall protect and hold TENANT harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by TENANT in connection with such litigation.

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ARTICLE IX

UTILITIES

SECTION 9.01. UTILITIES PROVIDED.

LESSOR hereby represents that the Premises are served by electricity, heat/gas, telephone service, high speed internet access, public water and public sewer (to the Building), all which are separately metered. TENANT shall pay all charges for such utilities directly to the applicable utility company/provider, commencing on the Effective Date. TENANT shall be solely responsible for the prompt payment, as and when the same may become due and payable, of all charges for water, sewer, electricity, gas, telephone and any other utility used or consumed at the Premises.

ARTICLE X

ASSIGNMENT AND SUBLETTING

SECTION 10.01. CONDITION FOR ASSIGNMENT AND SUBLETTING.

Except for an assignment or subletting to an affiliate of TENANT, TENANT will not sell, assign, mortgage, sublet or pledge this Lease, or, any part thereof, or allow the same to be assigned by operation of law or otherwise, or in any way transfer this Lease or any interest therein, nor sublet all or any part of the Premises, without first obtaining the written approval of LESSOR, which approval shall not be unreasonably withheld, delayed or conditioned. The term “affiliate” as used above shall mean the parent company of TENANT, any subsidiary of TENANT or its parent company, or any other entity which controls, is controlled by or is under common control with TENANT and the term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. Although LESSOR’s consent shall not be required for an assignment or subletting to an affiliate of TENANT, TENANT shall give LESSOR prompt written notice of any such assignment or subletting and for all other assignments or sublettings, together with a fully executed copy of the assignment or sublease, the assumption of this Lease by the assignee and/or the acceptance of the sublease by the subtenant, as the case may be. The approval by LESSOR to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment, mortgaging, pledging or subletting nor shall such approval be deemed to release or otherwise discharge TENANT from the obligations of TENANT to perform under this Lease unless otherwise agreed in writing.

In the event of any assignment, transfer (including transfers by operation of law or otherwise), hypothecation, mortgage or subletting without such written consent, in addition to any other right or remedy LESSOR may have under the provision of this Lease, LESSOR shall have the right to terminate this Lease and/or re-enter and repossess the Premises but LESSOR’S rights to damages shall survive and TENANT shall not be released from any of its obligations under this Lease. Notwithstanding anything herein to the contrary, LESSOR’S consent to any assignment, subletting or other transfer of this Lease shall in no way constitute a novation or release of TENANT. Notwithstanding any assignment or subletting, TENANT shall continue to remain liable for all obligations under the Lease Agreement. Any request to sell, assign, mortgage, pledge, or in any manner transfer this Lease or sublet the Premises or any portion of the Premises shall be accompanied by a payment of two thousand dollars ($2,000) which shall be used by LESSOR to cover all associated costs, including attorney fees.

Except as provided in Section 2.05, LESSOR’S right to assign this Lease is and shall remain unqualified. On any transfer of LESSORS interest in the Premises made in compliance with Section 2.05 in which the purchaser assumes all obligations under this Lease, LESSOR shall be free of all obligations of LESSOR under this Lease and shall not be subject to any liability resulting from any act or omission or event occurring after the conveyance. TENANT agrees to recognize such transferee as LESSOR, and TENANT further agrees, at LESSOR’S request, to execute and deliver such documents and estoppel letters as LESSOR may request to assist in that transfer.

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ARTICLE XI

SUBORDINATION AND ATTORNMENT; ESTOPPEL CERTIFICATES

SECTION 11.01. SUBORDINATION AND ATTORNMENT.

This Lease is subject and subordinate at all times to the lien of any mortgage which may now or hereafter affect the Premises, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof. TENANT shall execute and deliver any instrument which may be reasonably required by LESSOR in confirmation of such subordination promptly upon LESSOR’S request. LESSOR, however, shall cause the holder of any mortgage to deliver to TENANT for execution by TENANT and the holder of such mortgage, a subordination non-disturbance and attornment agreement in the standard form used by the holder, with such reasonable revisions thereof as may be requested by TENANT and agreed upon the holder, generally providing, that if, by dispossess, foreclosure, or otherwise the holder, or any successor in interest, comes into possession of the Premises, becomes the owner of the Premises, or takes over the rights of LESSOR in the Premises, it will not disturb the possession, use or enjoyment of the Premises by TENANT, its successors or assigns, or disaffirm this Lease or TENANT’s rights or estate hereunder, so long as all of TENANT’s obligations are fully performed in accordance with the terms of this Lease.

SECTION 11.02. ESTOPPEL CERTIFICATES

Within ten (10) Business Days following written request from time to time, TENANT shall execute and deliver to LESSOR or its holder of any mortgage, or prospective holder, a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either LESSOR or TENANT except as specified in such statement; and (e) such other factual matters as may be requested. LESSOR and TENANT intend that any statement delivered pursuant to this Section 11.02 may be relied upon by any mortgagee, beneficiary or purchaser, and TENANT shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate.

ARTICLE XII

DESTRUCTION OF THE PREMISES

SECTION 12.01. TOTAL OR PARTIAL DESTRUCTION.

If the Premises are hereinafter damaged or destroyed or rendered unleasable for their accustomed use or the Permitted Use, by fire or other casualty under the coverage which LESSOR is obligated to carry under the terms of this Lease, LESSOR shall promptly repair same to substantially the condition which they were in as of the Rent Commencement Date, from the insurance proceeds it may receive (exclusive of TENANT’S Work and other improvements, alterations, equipment and trade fixtures, stock in trade, fixtures, furniture, furnishings, carpeting, floor coverings, wall coverings, drapes, equipment, as well as all other items required to be insured by TENANT ), and from the date of such casualty until the Premises are so repaired and restored, the Rent payable hereunder shall abate in such proportion as the part of said Premises thus destroyed or rendered unusable bears to the total Premises; and PROVIDED FURTHER, that (a) if the Premises be damaged, destroyed, or rendered unleasable for their accustomed uses or the Permitted Use by fire or other casualty to the extent of more than fifty percent (50%) of the cost to replace the Premises during the last two (2) years of the original term of this Lease or its renewals or extensions, then either LESSOR or TENANT shall have the right to terminate this Lease effective as of the date of such casualty by giving to the other, within thirty (30) Business Days after the happening of such casualty, written notice of such termination, and (b) in the event the holder of any existing mortgage requires that any insurance proceeds be applied to any indebtedness secured by the mortgage or deed of trust covering the Premises, LESSOR shall have the right to terminate this Lease by delivering written notice of termination to TENANT. If any such notice is given, this Lease shall terminate effective thirty (30) days after such notice, TENANT shall thereupon use all reasonable efforts to vacate and remove its property from the Premises, and LESSOR shall repay to TENANT any Rent theretofore paid in advance which was not earned at the effective date of such termination. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, except as expressly provided herein, LESSOR and TENANT each hereby waives any and all provisions of applicable law that provide alternative rights for the parties in the event of damage or destruction

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ARTICLE XIII

CONDEMNATION

SECTION 13.01. TOTAL CONDEMNATION.

If any part of the Premises is taken under the power of condemnation or eminent domain, this Lease shall cease as to the part taken from the day that the actual possession of that part shall be taken by the expropriating authority. Rent shall be paid up to that day, and from that day the Rent shall be reduced in proportion to the portion of the Premises taken. If 25% or more of the Building is taken or a substantial portion of the Premises so that it is no longer suitable for TENANT’s use, LESSOR or TENANT shall give the other notice and TENANT and LESSOR each shall have the option to cancel this Lease, to be exercised by written notice to the other within thirty (30) days after receipt of notice given under this Section. The terms “condemnation” or “eminent domain” shall include conveyances and grants made in anticipation or in lieu of such proceedings.

All compensation awarded for any taking under the power of eminent domain, whether for the whole or a part of the Premises shall be the property of LESSOR, whether such damages are awarded as compensation for loss of value of the leasehold or fee of the Premises or otherwise; and TENANT assigns to LESSOR all of its right to such compensation; provided, however, nothing herein contained shall be construed to preclude TENANT from prosecuting any direct claim against the condemning authority, but not against LESSOR, for the value of, or the damages to or for the cost of removal of, TENANT’s trade fixtures and other personal property which, under the terms of the Lease, would remain TENANT’s property upon the expiration of the Term as may be recoverable by TENANT in TENANT’s own right; so long as no such claim shall diminish or otherwise affect LESSOR’s award.

SECTION 13.02. PARTIAL CONDEMNATION.

If a material part of the Premises or any part of the Building shall be so taken or condemned by any competent authority, but the remainder of the Premises and Building is leasable and substantially suitable for TENANT’s use, the Rent shall proportionately abate as to the part so taken.

SECTION 13.03. DAMAGES.

The termination of the Lease or the apportionment of Rent hereunder shall be without prejudice to the rights of either LESSOR or TENANT to recover compensation according to their respective interests from the condemning authority for any loss or damage caused by such condemnation. Neither LESSOR nor TENANT shall have any rights in or to any award made to the other by the condemning authority.

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ARTICLE XIV

TENANT’S DEFAULT

SECTION 14.01. NATURE OF DEFAULT.

LESSOR may, at its option, terminate this Lease, or terminate TENANT’s right to possession of the Premises without terminating this Lease, or exercise any and all other rights and remedies available under this Lease or at law or in equity, if (i) any default by TENANT continues more than ten (10) days after written notice to TENANT in the case of non-payment of Rent, or (ii) in any other case if TENANT does not cure such default within thirty (30) days after written notice thereof (it being agreed that a default, other than the failure to pay money, which is of such a character that rectification thereof reasonably requires longer than said thirty (30) day period, shall be deemed cured within such period if TENANT commences the rectification thereof within said thirty (30) day period and thereafter proceeds with reasonable diligence and in good faith to remedy such default), or (iii) if a petition under any bankruptcy or insolvency law is filed against TENANT and TENANT, as the case may be, does not proceed with reasonable diligence and in good faith cause such proceeding to be dismissed, terminated, vacated or set aside within sixty (60) days thereafter, or (iv) if a petition under any bankruptcy or insolvency law is filed by TENANT, or (v) if TENANT does, or permits to be done, any act which creates a mechanics lien against the Premises which is not discharged or bonded within twenty (20) days of filing, or (vi) if TENANT abandons the Premises.

Upon such termination of this Lease or TENANT’s right to possession, LESSOR may re-enter the Premises only with process of law and accordingly, if authorized by the appropriate court order, remove all persons therefrom, and LESSOR shall account for any inventory, fixtures and chattels upon such entry. Any and all property which may be removed from the Premises by LESSOR pursuant to the authority of this Lease or of law, to which TENANT is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of LESSOR using commercially reasonable methods, but at the risk, cost and expense of TENANT. TENANT shall pay to LESSOR, upon demand, any and all reasonable expenses incurred in such removal and all storage charges against such property so long as the same shall be in LESSOR’s possession or under LESSOR’s control. Any such property of TENANT not retaken by TENANT from storage within ninety (90) days after removal from the Premises shall, at LESSOR’s option, be deemed conveyed by TENANT to LESSOR under this Lease as by a bill of sale without further payment or credit by LESSOR to TENANT.

Upon any termination of this Lease, LESSOR shall be entitled to recover as damages: (a) all outstanding installments of Rent, including any amounts treated as Additional Rent under this Lease, and other sums due and payable by TENANT, (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses relating to recovery of the Building and the Premises, preparation for reletting and for reletting itself; (c) the cost of performing any other covenants which would have otherwise been performed by TENANT; and (d) reasonable attorneys’ fees and brokers’ commissions.

If, on account of any breach or default by TENANT in TENANT’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for LESSOR to employ or consult with an attorney or collection agency concerning or to enforce or defend any of LESSOR’s rights or remedies arising under this Lease or to collect any sums due from TENANT, TENANT agrees to pay all costs and fees so incurred by LESSOR, including, without limitation, sheriff’s fees, court cost and reasonable attorneys’ fees and costs regardless if any action is filed.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or except for self-help, any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Rent due to LESSOR under this Lease or of any damages accruing to LESSOR by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

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No act or thing done by LESSOR or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by LESSOR. LESSOR’s acceptance of the payment of rental or other payments after the occurrence of a default shall not be construed as a waiver of such default, unless LESSOR so notifies TENANT in writing. Forbearance by LESSOR in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such default or of LESSOR’s right to enforce any such remedies with respect to such default or any subsequent default.

The foregoing remedies of LESSOR shall not be exclusive, but shall be cumulative and in addition to all rights and remedies now or hereafter provided or allowed by any and all applicable laws.

SECTION 14.02. RIGHT TO RE-LET.

If LESSOR takes possession pursuant to legal proceedings, it may either terminate this Lease, or without terminating this Lease, re-let the Premises or any part thereof for such term or terms (which may extend beyond the Term provided herein) and at such rentals and upon other terms and conditions as LESSOR exercising reasonable business judgment may determine; upon each reletting all rentals received by LESSOR therefrom shall be applied first to any indebtedness other than Rent due hereunder from TENANT to LESSOR; second to pay any reasonable costs and expenses of reletting, including reasonable broker’s and reasonable attorney’s fees and reasonable costs of alteration and repairs; third to Rent due hereunder. No re-entry or taking of possession of the Premises by LESSOR shall be construed as an election to terminate this Lease unless a written notice of such termination is given to TENANT by LESSOR. LESSOR shall not make any alterations or repairs to re-let the Premises while TENANT is open for business.

Until such time as LESSOR shall elect to terminate the Lease, TENANT shall pay to LESSOR as the same may become due (a) monthly installments of Rent, including any amounts treated as Additional Rent under this Lease and other sums reserved in this Lease for the remaining Term, and (b) reasonable attorneys’ fees and brokers’ commissions; and TENANT agrees that LESSOR may file suits from time to time to recover any sums falling due hereunder as they become due. Any net proceeds of reletting by LESSOR in excess of the amount then owed by TENANT to LESSOR from time to time shall be credited against TENANT’s future obligations under this Lease, after payment of the cost provided in the preceding paragraph.

ARTICLE XV

LESSOR’S DEFAULT

SECTION 15.01. NOTICE OF DEFAULT.

Except as otherwise provided herein, LESSOR shall in no event be charged with default in any of its obligations hereunder unless and until LESSOR shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any material or physical default if the default cannot be cured within said thirty (30) days after receipt of written notice to LESSOR by TENANT, specifically describing such failure. If LESSOR is in default of its obligations hereunder beyond the expiration of the said notice and cure period, TENANT may, but shall not have the obligation to, cure such default and charge LESSOR for the actual, reasonable, out-of-pocket costs incurred and paid by TENANT to cure such default, which sums shall be payable by LESSOR to TENANT within thirty (30) days after LESSOR receives a written request from TENANT, together with paid invoices or other documentation substantiating the amount of such costs. If a court determined that LESSOR is in default and only if a money judgment has been issued against LESSOR, , TENANT, notwithstanding anything contained herein to the contrary, in addition to any other rights it may have as outlined herein or at law or equity, shall have the right to offset such sums against the payment of future Rent under this Lease. Nothing herein contained shall be deemed to limit TENANT’s rights to obtain injunctive relief or specific performance or to avail itself of any other right or remedy that may be awarded TENANT by law or under this Lease. Notwithstanding anything contained herein, and judgment against LESSOR can only be satisfied out of rents or other income from the Premises receivable by LESSOR. LESSOR shall not be personally liable for any deficiency beyond its interests in the Premises.

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The obligations of LESSOR and TENANT, respectively, under this Lease are expressly agreed by the parties to be independent covenants. If LESSOR fails to perform any obligation under this Lease required to be performed by LESSOR, TENANT shall have no right to terminate this Lease, abatement or withholding of Rent or any other charges or sums payable by TENANT under this Lease, or any right of setoff, the payment of Rent and other charges hereunder being separate and independent covenants.

ARTICLE XVI

ACCESS BY LESSOR

SECTION 16.01. RIGHT OF LESSOR.

LESSOR, its agents, and employees shall have the right to enter the Premises from time to time at reasonable hours and upon reasonable written notice to TENANT’s representative, to examine the Premises, show such to prospective purchasers and other persons when allowed hereunder, and make such repairs, alterations, improvements or additions as LESSOR deems commercially reasonable and necessary and which are permitted under the terms of this Lease. Notwithstanding the foregoing, under no conditions other than for emergencies, shall LESSOR seek and obtain access to the Premises without notice unless TENANT vacated the Premises or abandoned the Premises for more than five (5) Business Days. Rent shall not abate while any such repairs, alterations, improvements, or additions are being made. During the last six (6) months of the Term of this Lease, LESSOR may exhibit the Premises to prospective TENANTs and maintain upon the Premises reasonable signage as determined by LESSOR and LESSOR’S real estate brokers. In addition, during any bona fide emergency, LESSOR or its agents, if necessary, may enter the Premises forcibly without notice and liability therefor and without in any manner affecting TENANT’s obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon LESSOR any obligation, responsibility, or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided.

ARTICLE XVII

HOLDING OVER, SUCCESSORS

SECTION 17.01. HOLDING OVER.

At the expiration of this Lease, or its termination for other causes, TENANT shall surrender possession of the Premises immediately. If TENANT fails to vacate at the expiration or termination of this Lease, with or without LESSOR’s prior written consent, TENANT shall pay LESSOR for each day of such holding over, an amount equal to 125% of the Base Rent payable hereunder, plus all Additional Rent payable hereunder. Any such possession after the expiration or termination of this Lease with LESSOR’s consent shall be deemed to be a month to month tenancy, which either party (LESSOR or TENANT) shall have the right to terminate, but only after providing the other party prior written notice no less than one month prior to termination. If TENANT remains in possession without LESSOR’s consent, and such possession continues for more than one (1) month after LESSOR gives TENANT notice that such damages may be incurred, then TENANT shall also be liable to LESSOR for all damages sustained by LESSOR as a result of such possession. All property that is not removed within five (5) days following the surrender of the Premises shall at LESSOR’S option be deemed abandoned by TENANT and shall become the property of LESSOR without compensation to TENANT.

SECTION 17.02. SUCCESSORS AND ASSIGNS.

All rights and liabilities herein given or imposed upon the respective parties hereto shall bind and inure to the several respective successors and assigns of the parties.

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ARTICLE XVIII

MISCELLANEOUS

SECTION 18.01. WAIVER.

No waiver by LESSOR or TENANT of any breach of any term, covenant or condition hereof, shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant, or condition. No covenant, term, or condition of this Lease shall be deemed waived by LESSOR or TENANT unless waived in writing and acknowledged with signature by both parties.

SECTION 18.02. NO REPRESENTATION.

There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between TENANT and LESSOR other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon LESSOR or TENANT unless in writing and signed by them. LESSOR does not in any way or for any purpose, become a partner, employer, principal, master, or joint venturer of or with TENANT.

SECTION 18.03. ACTS BEYOND CONTROL.

If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, natural disasters, insurrection, war or other reasons of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equal to the prevention, delay or stoppage, except the obligations imposed with regard to Base Rent or any additional rent or amounts owed by TENANT or LESSOR pursuant to this Lease .

SECTION 18.04. NOTICES.

All notices from TENANT to LESSOR required or permitted by any provision of this Lease agreement shall be directed to LESSOR as follows:

Magic Research LLC

Attention: Managers – Miles Gatland, Tom Berman and Ronald Berman

750 Denison Court

Bloomfield Hills, Michigan 48302

Email: tjb@bermanlawpllc.com and a required copy to Miles Gatland at mgatland@aol.com

All notices from LESSOR to TENANT required or permitted hereunder shall be directed as follows:

Nano Magic LLC

Attention: Tom Berman, President and CEO

31601 Research Park Drive

Madison Heights, Michigan 48071

Email: tom@nanomagic.com and a required copy to Jeanne Rickert @ j.rickert@nanomagic.com

Any notice required or contemplated by this herein shall be deemed to have been duly given if it is in writing, properly addressed and delivered personally or mailed by registered or certified mail, postage prepaid addressed or by electronic transmission to LESSOR or TENANT at the address and electronic address set forth above in or such other address nominated by a Party in writing.

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SECTION 18.05. INTERPRETATION.

The use herein of a single term shall include the plural, and the use of a masculine, feminine or neuter gender shall include all others.

If any provision of this Lease or the application thereof to any party or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or application of such provision to parties or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each remaining provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

SECTION 18.06. RECORDING.

TENANT shall not record this Lease, any Short Form Lease or Memorandum of Lease describing the Premises without the prior written consent of LESSOR. Any such recordation of this Lease without LESSOR’S prior written consent shall be deemed a default of this Lease. Recording fees shall be paid for such recording, by the requesting party. After recording, a copy of same shall be supplied to each party.

SECTION 18.07. INTENTIONALLY OMITTED.

SECTION 18.08. TIME OF THE ESSENCE.

Time shall be of the essence in the performance of the terms of this Lease.

SECTION 18.09. ATTORNEY’S FEES.

In the event of a breach of this Lease, the prevailing party to such action shall be entitled to, in addition to any other damages it seeks, its costs, expenses and reasonable attorney fees as permitted under Michigan law incurred in enforcing the terms of this Lease.

SECTION 18.10 CHOICE OF LAW.

The law of Michigan shall govern the validity, interpretation, construction and performance of this Agreement, and any litigation or arbitration proceedings relating to this Agreement shall only be determined judicially or by arbitration within the jurisdiction of the State of Michigan, solely and exclusively in the state or federal courts located in the county in which the Premises is located.

SECTION 18.11 WAIVER OF JURY TRIAL.

The Parties hereto acknowledge that the right to trial by jury is a constitutional right, but that this right may be waived. lessor and TENANT each hereby knowingly, voluntarily and without coercion, waive all rights to a trial by jury of all disputes arising OUT OF, UNDER THIS AGREEMENT or in ANY WAY RELATED TO this Agreement or any other agreements between any of the parties, WHETHER SUCH DISPUTE ARISES OUT OF ACTIONS WHICH TOOK PLACE PRIOR TO THE EXECUTION OF THIS AGREEMENT, occurred DURING THE PERFORMANCE OF THIS AGREEMENT, OR AFTER THIS AGREEMENT TERMINATED, inclusive of any CLAIMS UNDER THIS CONTRACT OR actions sounding in tort, bad faith, fraud, or otherwise BASED UPON ANY STATUTE. LESSOR AND TENANT ACKNOWLDGE AND AGREE THAT SUCH WAIVER OF JURY TRIAL ENCOMPASSES ANY AND ALL REMEDIES THAT COULD BE SOUGHT BY LESSOR OR TENANT HEREUNDER, INCLUSIVE OF ANY REMEDIES FOR PUNITIVE DAMAGES OR OTHER RELIEF PROVIDED FOR BY CONTRACT, CASE LAW OR STATUTE.

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Any party may file an original counterpart or a copy of this section with any court as written evidence of their consent to the waiver of their right to trial by jury and the other agreements set FORTH IN this Agreement. This provision was a material inducement for TENANT into entering into the LEASE.

THIS LEASE REDUCES TO WRITING the agreement of the parties made as of the day, month and year first set forth hereinbefore. This Lease may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument. Facsimile and Portable Document Format (“PDF”) signatures shall be binding on the parties hereto.

LESSOR:

MAGIC RESEARCH LLC

a Michigan limited liability company

By:	/s/ Miles Gatland
Its:	Manager
Print:	Miles Gatland

TENANT:

NANO MAGIC LLC

an Ohio limited liability company

By:	/s/ Tom J. Berman
Its:	CEO
Print:	Tom J. Berman

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EXHIBIT A

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EXHIBIT B

LAND – LEGAL DESCRIPTION

Real property in the City of Madison Heights, County of Oakland, State of Michigan, described as follows:

Parcel 2N: Land in the City of Madison Heights, County of Oakland, State of Michigan, described as: The South 37 feet of Lot 50, all of Lot 49 and that part of Lot 48 described as beginning at the Southeast corner of said Lot 49, thence North 19 degrees 26 minutes 54 seconds West 142.02 feet along said West line of said Lot 48 to the Northwestern corner of said Lot 48; thence 14.09 feet along the arc of a curve to the left (Radius 75.00 feet central angle 10 degrees 45 minutes 52 seconds chord bearing North 65 degrees 10 minutes 09 seconds East, 14.07 feet) along the North line of said Lot 48; thence South 30 degrees 12 minutes 47 seconds East 88.00 feet; thence South 00 degrees 12 minutes 47 seconds East 58.66 feet; thence South 62 degrees 49 minutes 53 seconds West 11.22 feet to the point of beginning. All of University Place Industrial Park No. 2, as recorded in Liber 183, Pages 18 through 22 of Oakland County Records.

Easement Parcels: A Non-exclusive Mutual Benefit Easement Agreement and Agreement to Participate in Maintenance and/or repair of said easement recorded in Liber 9219, Page 525. Said easement is more particularly described as: Part of the South 1/2 of Section 1, Town 1 North, Range 11 East, City of Madison Heights, Oakland County, Michigan: A 20.00 foot wide easement for mutual access being a part of Lot 48 of University Place Industrial Park No. 2, as recorded in Liber 183, Pages 18 through 22 of the Oakland County Records whose centerline is more particularly described as beginning at a point on the North line of said Lot 48 distant 14.09 feet along the arc of a curve to the left (Radius 75.00 feet central angle 10 degrees 45 minutes 52 seconds, chord bearing North 65 degrees 10 minutes 09 seconds East, 14.07 feet) from the Northwest corner of said Lot 48; thence South 30 degrees 12 minutes 47 seconds East, 88.00 feet; thence South 00 degrees 12 minutes 47 seconds East, 58.66 feet to the point of ending.

A non-exclusive Ingress/Egress Easement for the benefit of the owners and/or TENANTs of Lot 49 as recorded in Liber 8837, Page 851, Oakland County Records, and more particularly described as: A 20.00 foot wide easement for ingress and egress described as part of Lot 50 of University Place Industrial Park No. 2, a subdivision of part of the South 1/2 of Section 1, Town 1 North, Range 11 East, City of Madison Heights, Oakland County, Michigan, as recorded in Liber 183, Pages 18 through 22 of the Oakland County Records, being more particularly described as beginning at a point on the West line of said Lot 50 distant North 00 degrees 48 minutes 29 seconds East, 37.00 feet from the Southwest corner of said Lot 50; thence continuing along the West line of said Lot 50 North 00 degrees 48 minutes 29 seconds East, 20.00 feet; thence South 89 degrees 11 minutes 31 seconds East, 242.59 feet; thence North 71 degrees 25 minutes 42 seconds East, 46.50 feet to a point on the East line of said Lot 50; thence 20.06 feet along the arc of a curve to the left along the East line of said Lot 50 (Radius 75.00 feet, central angle 15 degrees 19 minutes 30 seconds chord bearing South 18 degrees 08 minutes 06 seconds East, 20.00 feet), thence South 71 degrees 25 minutes 42 seconds West 49.76 feet; thence North 89 degrees 11 minutes 31 seconds West, 246.00 feet to the point of beginning.

A non-exclusive easement for water main for the benefit of the owners and/or lessees of Lot 49 recorded in Liber 8837, Page 850, Oakland County Records: A 10 foot wide easement for water main described as a part of Lot 50 of University Place Industrial Park No. 2, a subdivision of part of the South 1/2 of Section

1, Town 1 North, Range 11 East, City of Madison Heights, Oakland County, Michigan as recorded in Liber183 of Plats, Pages 18 through 22 of the Oakland County Records, being more particularly described as beginning at a point distant North 00 degrees 48 minutes 29 seconds East, 37.00 feet along the West line of said Lot 50 and South 89 degrees 11 minutes 31 seconds East, 267.05 feet from the Southwest corner of said Lot 50; thence North 14 degrees 09 minutes 35 seconds East, 38.51 feet; thence 20.75 feet along the arc of a curve to the left (Radius 85.00 feet, central angle 13 degrees 59 minutes 15 seconds, chord bearing South 14 degrees 43 minutes 43 seconds East, 20.70 feet); thence South 14 degrees 09 minutes 35 seconds West, 18.02 feet; thence North 89 degrees 11 minutes 31 seconds West, 10.28 feet to the point of beginning.

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EXHIBIT C

IMPROVEMENTS

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